EXHIBIT 99.1

1STOPSALE.COM HOLDINGS INC. ANNOUNCES INITIAL PUBLIC OFFERING OF
COMMON STOCK

PHILADELPHIA, PA (October 2, 2000) -- 1StopSale.com Holdings Inc., a corporation incorporated in the State of Delaware, today announced that it has started an initial public offering of 5,000,000 shares of common stock priced at $0.20 per share.

The company's registration statement was filed with the U.S.
Securities and Exchange Commission and was declared effective on August 14, 2000.

The initial public offering is only available to residents of Colorado, Georgia and Illinois.

This offering is being made solely by the company. A prospectus can be obtained by downloading from http://www.1StopSale.com, by sending email to ir@1stopsale.com, or by calling (215) 569-9176.

About 1StopSale.com Holdings Inc.

1StopSale.com Holdings Inc. intends to become a holding company engaged in building a broad network of successful Internet-based retail operating companies, joint ventures, strategic alliances, and partnerships. The company has principal offices at 1422 Chestnut Street, Suite 410, 4th floor, Philadelphia, PA 19102-2510.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful under the securities laws of any such State.

SOURCE: 1StopSale.com Holdings Inc.
-0-
/CONTACT:  Press only, Bryan Eggers of PR Specialists, Inc. (818)
992-7999 or email to Bryan@PRspecialists.com